                                                           Exhibit 99.1

                                                           For Information
                                                           Mark A. Hellerstein
                                                           Robert T. Hanley

                  ST. MARY REPORTS YEAR 2001 FINANCIAL RESULTS

DENVER,  February 19, 2002 - St. Mary Land &  Exploration  Company  (Nasdaq:
MARY) today reported  earnings of $40.5 million or $1.45 per basic share for the year ended December 31, 2001. Year 2000 earnings were $55.6 million or $2.00 per share.  Revenues  for 2001 were $207.5  million  compared to $195.7  million for
2000. Discretionary Cash Flow, which is net income plus depreciation, depletion, amortization,  impairments,  deferred taxes,  exploration expense and unrealized derivative  loss,  increased 3% from $134.7 million in 2000 to $138.6 million in
2001. On a per share basis  Discretionary  Cash Flow increased 2% to $4.95.  Oil and gas  production  for  2001  was a  record  54.1  billion  cubic  feet of gas equivalent (BCFE), a 3% increase over 2000.

Earnings  for the fourth  quarter  were $1.0  million or 4 cents per basic share compared  to $16.0  million  for the fourth  quarter of 2000.  Revenues  for the fourth quarter of 2001 were $40.7 million compared to $57.1 million for the same period in 2000.  Discretionary Cash Flow for the fourth quarter decreased 22% to
$27.6 million.  Average daily oil and gas  production  during the fourth quarter
2001 totaled 150.2 MMCFE,  up 6% from 142.1 MMCFE in the comparable 2000 period.
Average  prices  realized  during the quarter  were $2.67 per Mcf and $19.10 per barrel, 37% and 15% lower, respectively,  than the realized prices in the fourth quarter of 2000. Fourth quarter earnings were also affected by a non-cash charge
(unrealized  derivative  loss) of $1.6 million due to gains from  terminated oil and gas hedge  agreements with Enron North America Corp. not being  collectible.
As the Enron hedges mature over their  original  lives,  non-cash gains equal to the charge recognized in 2001 will be realized.

St.  Mary has  signed a  Purchase  and Sale  Agreement  to  acquire  oil and gas properties and an 89-mile gas gathering  system from Merchant  Resources #1 L.P.
of Houston,  Texas for $7.75 million in cash.  The  properties are in the Arkoma
Basin of Oklahoma,  include  undrilled  locations and are expected to complement other St. Mary  properties  in the area.  The  properties  currently  produce an estimated  1,200 Mcf of gas and 65 barrels of oil per day.  The  acquisition  is expected to close February 22, 2002, upon completion of customary due diligence.

The Company  reaffirmed its 2002 forecast included in its February 5, 2002 press release.  In that press release St. Mary also  announced a capital  expenditures budget of $164 million for 2002 and year-end 2001 reserves of 383 BCFE.

                    2001 EXPLORATION AND DEVELOPMENT PROGRAM

During 2001 St. Mary  participated  in a total of 196 wells with 166  successful completions  and  30 dry  holes,  an  85%  completion  rate.  The  Company  also participated in the recompletion of 77 wells of which 57 were successful.

MID-CONTINENT REGION

In the  Mid-Continent  region  there were 88 wells  drilled  with 73  successful completions  and 15 dry holes  during  2001.  Completed  wells during the fourth quarter include the Easley 1-A (77%) in the Elk City field  currently  producing at 6,400 MCFED, the Ross 2-21 (28%) in NE Mayfield  completed at 3,900 MCFED and the Billy 7-20 (100%) completed at 2,900 MCFED.

WILLISTON BASIN

During 2001,  the Company  drilled 17 wells in the  Williston  Basin with a 100%
success rate.  During the fourth quarter the  Nance-operated  Burns 34-20 (100%)
was completed at an initial rate of 250 BOPD.

ARKLATEX

In the  ArkLaTex  region 35 wells were  drilled  during 2001 with 31  successful completions and 4 dry holes.  Wells completed  during the fourth quarter include the Wilson #14 (60%) completed at a rate of 1,200 MCFED, the Lakeway Dev. Co. #1
(48%)  completed  at  1,100  MCFED  and the  Texas  Power  &  Light #6 (25%)
completed at 2,000 MCFED.

GULF COAST AND GULF OF MEXICO

Judge Digby
-----------
During the fourth  quarter the J. Wurtele #2 (20%) was  completed in the B-6 and
B-7 Tuscaloosa sand intervals and has produced at rates up to 45,000 MCFED.  The
J.  Wurtele #3 (10%) is  currently  drilling  below  17,000 feet to an estimated total depth of 22,000 feet.

The St.  Mary-operated  Miami Corp T-1 (25%) at High Island was completed in the
Camerina sand and is producing at 4,000 MCFED.

OTHER

Fourteen  test wells were  drilled  during the fourth  quarter on the  Company's leased  acreage in the  Hanging  Woman  Basin for  prospective  coalbed  methane development.  The wells are part of an  18-well  pilot  program  and  production testing is scheduled for the second quarter of 2002.  Laboratory testing of core samples  gathered  from the pilot wells is currently  being  conducted,  and the
Company is also  currently  investigating  permitting and  environmental  issues related to the potential development.

As previously announced, the St. Mary year-end 2001 earnings teleconference call is scheduled for February 20 at 8:00 am (MST). The call participation  number is
888-424-5231.  Through  February  27 a replay of the call will be  available  at
800-642-1687,  identification  number  3079748.  International  callers can dial
706-634-6088 to take part in the live conference call and 706-645-9291 to listen
to  a  replay.   In  addition  the  call  will  be  broadcast   live  online  at
www.stmaryland.com.  An audio recording of the conference call will be available
------------------
at that site through February 27.

This  release  contains  forward  looking   statements  within  the  meaning  of
securities  laws,  including  information  regarding  forecasts and the budgeted capital  expenditures  of St.  Mary  for  2002.  The  words  "will,"  "believe,"
"anticipate,"  "intend,"  "estimate,"  and "expect" and similar  expressions are intended to identify forward looking statements.  These statements involve known and  unknown  risks,  which  may  cause  St.  Mary's  actual  results  to differ materially from results expressed or implied by the forward looking  statements.
These risks include such factors as the  volatility and level of oil and natural gas  prices,  production  rates  and  reserve  replacement,  reserve  estimates, drilling and operating  service  availability  and risks,  uncertainties in cash flow, the financial strength of hedge contract counterparties,  the availability of attractive exploration and development and property acquisition opportunities and any necessary  financing,  expected  acquisition and  development  benefits,
competition,   litigation,   environmental  matters,  the  potential  impact  of
government  regulations,  and other matters  discussed  under the "Risk Factors"
section  of St.  Mary's  2000  Annual  Report on Form 10-K  filed  with the SEC.
Although St. Mary may from time to time  voluntarily  update its forward looking statements,  it  disclaims  any  commitment  to  do so  except  as  required  by securities laws.

                                       ###

                           Financial Highlights Follow

                    ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS

                                                     Three Months Ended                Year Ended
                                                        December 31,        %         December 31,         %
                                                  ----------------------        -----------------------
                                                     2001        2000    Change    2001         2000     Change
                                                  ----------------------        -----------------------
                                                             (In thousands, except per share)
Revenues:
    Oil and gas production                         $38,778      $53,509          $203,973     $188,407
    Gain on sale of producing properties               388        1,064               367        3,404
    Other                                            1,524        2,546             3,129        3,855
                                                  ----------------------        -----------------------
                                                    40,690       57,119           207,469      195,666
                                                  ----------------------        -----------------------
Operating Expenses:
    Oil and gas production costs                    14,751       11,106            55,000       38,461
    Depletion, depreciation & amortization      13,470       13,324            51,346       40,129
    Exploration                                      4,660        2,884            19,518        9,633
    Impairment and abandonment                       2,132        1,467             4,685        6,290
    General and administrative                       1,401        3,728            11,762       11,166
    Unrealized derivative loss                       1,573            -             1,573            -
    Minority interest and other                      1,011          259             1,673        1,437
                                                  ----------------------        -----------------------
                                                    38,998       32,768           145,557      107,116
                                                  ----------------------        -----------------------

Income from operations                               1,692       24,351            61,912       88,550
    Interest income                                     58          242               466          897
    Interest expense                                   (50)         (12)              (90)        (160)
                                                  ----------------------        -----------------------
Income before income tax expense                     1,700       24,581            62,288       89,287
    Income tax expense (benefit) - current          (4,105)       6,942               804       10,604
    Income tax expense - deferred                    4,834        1,641            21,025       23,063

                                                  ----------------------        -----------------------
Net income                                            $971      $15,998           $40,459      $55,620
                                                  ======================        =======================
Basic weighted average
       common shares outstanding                    27,738       28,053            27,973       27,781
                                                  ======================        =======================
Basic earnings per common share:                     $0.04        $0.57             $1.45        $2.00
                                                  ======================        =======================
Diluted weighted average
       common shares outstanding                    28,189       28,731            28,555       28,271
                                                  ======================        =======================
Diluted earnings per common share:                   $0.03        $0.56             $1.42        $1.97
                                                  ======================        =======================

Average price:
    Oil                                             $19.10       $22.58     -15%   $23.29       $23.53      -1%
    Gas                                              $2.67        $4.21     -37%    $3.73        $3.44       8%

Margin analysis per MCFE:
    Net realized price                               $2.81        $4.09     -31%    $3.77        $3.57       6%
    Oil and gas production costs                     $1.07        $0.85      26%    $1.02        $0.73      39%
    General and administrative costs                 $0.10        $0.29     -64%    $0.22        $0.21       3%
                                                  ----------------------        -----------------------
       Operating margin                              $1.64        $2.95     -44%    $2.54        $2.63      -4%
                                                  ----------------------        -----------------------
    Depletion, depreciation & amortization       $0.97        $1.02      -4%    $0.95        $0.76      25%

Production (in thousands):
    Oil (Bbls)                                         622          572       9%    2,434        2,398       1%
    Gas (MCF)                                       10,087        9,635       5%   39,491       38,346       3%
    MCFE (6:1)                                      13,819       13,070       6%   54,093       52,731       3%

                                                    Dec 31,     Dec 31,
BALANCE SHEET                                        2001         2000
                                                  ----------------------
    Working Capital                                 $34,000     $40,639
    Long-term debt                                   64,000      22,000
    Stockholders' equity                            286,117     250,136

Shares outstanding                                   27,770      28,158

                                                    Dec 31,     Dec 31,
PROVEN RESERVES (in thousands):                      2001         2000
                                                  ----------   ---------
    Domestic:
       Oil (Bbls)                                    23,669      20,950
       Gas (MCF)                                    241,231     225,975
                                                  ----------   ---------
       MCFE (6:1)                                   383,247     351,675
                                                  ==========   =========